Exhibit 4.25

AIRNET SYSTEMS, INC.

Change in Terms Agreement

THIS CHANGE IN TERMS AGREEMENT (this “Change in Terms”), is made and entered into effective as of November 12, 2004, by and between AirNet Systems, Inc., an Ohio corporation (“Borrower”) and The Huntington National Bank, a national banking association, with a banking office at 41 South High Street, Columbus, Ohio 43215, in its capacity as administrative agent (“Agent”) for and on behalf of the Lenders from time to time party to the Credit Agreement described below. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

BACKGROUND INFORMATION

A.            Pursuant to the Amended and Restated Credit Agreement dated as of May 28, 2004 (as the same may be amended, modified, supplemented, extended, restated or replaced from time to time, the “Credit Agreement”) among Borrower, the Lenders, and the Agent, the Lenders agreed to provide certain credit facilities to the Borrower (collectively, the “Loans”).

B.    Borrower, having failed to comply with the financial covenants required pursuant to Section 6.24 of the Credit Agreement, has requested that Agent (i) waive the Default existing under the Credit Agreement as a result of Borrower’s failure to maintain such financial covenants, and acting upon the authority of the Required Lenders, Agent has agreed to do so on certain conditions, including without limitation, that Borrower enter into this Change in Terms.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, Agent and Borrower hereby agree as follows:

1.             Change in Terms.  The Credit Agreement, and, to the extent applicable, the other Loan Documents, are hereby modified to provide as follows:

a.             Definitional Modifications.

(i)            The definition of “Consolidated EBIT,” as set forth in Section 1.1 of the Credit Agreement, is hereby revised and replaced in its entirety by the following:

“Consolidated EBIT” means, with respect to any period, Consolidated Net Income plus, (a) to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income tax expense, calculated for the Borrower and its Subsidiaries on a consolidated basis, and (iii) extraordinary losses (determined in accordance with Agreement Accounting Principles) incurred other than in the ordinary course of business, calculated for the Borrower and its Subsidiaries on a consolidated basis, plus (b) for the fiscal quarter ending September 30, 2004 only, an amount equal to $47,009,153.00 (which reflects the non-cash impairment charge recognized by Borrower in the fiscal quarter ending September 30, 2004), minus, to the extent included in Consolidated Net Income, extraordinary gains (determined in accordance with Agreement Accounting Principles) realized other than in the ordinary course of business, calculated for the Borrower and its Subsidiaries on a consolidated basis.

(ii)           The definition of “Consolidated EBITDA,” as set forth in Section 1.1 of the Credit Agreement, is hereby revised and replaced in its entirety by the following:

“Consolidated EBITDA” means with respect to any period, Consolidated Net Income plus, (a) to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income tax expense, calculated for the Borrower and its Subsidiaries on a consolidated basis, (iii) depreciation, calculated for the Borrower and its Subsidiaries on a consolidated basis, (iv) amortization, calculated for the Borrower and its Subsidiaries on a consolidated basis; and (v) extraordinary losses (determined in accordance with Agreement Accounting Principles) incurred other than in the ordinary course of business, calculated for the Borrower and its Subsidiaries on a consolidated basis, plus (b) for the fiscal quarter ending September 30, 2004 only, an amount equal to $47,009,153.00 (which reflects the non-cash impairment charge recognized by Borrower in the fiscal quarter ending September 30, 2004), minus, to the extent included in Consolidated Net Income, extraordinary gains (determined in accordance with Agreement Accounting Principles) realized other than in the ordinary course of business, calculated for the Borrower and its Subsidiaries on a consolidated basis.

b.             Tangible Net Worth.           Section 6.24.3 of the Credit Agreement is hereby revised and replaced in its entirety by the following:

Section 6.24.3      Minimum Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth of not less than (i) as of Borrower’s fiscal year-end 2004, $46,000,000.00, (ii) as of the last day of each of Borrower’s fiscal years thereafter, that amount which is equal to the sum of the minimum Consolidated Tangible Net Worth required to be maintained by Borrower in accordance with this Section as of the last day of Borrower’s prior fiscal year, plus 50% of Consolidated Net Income for such prior fiscal year; provided that, in any case, if such Consolidated Net Income is negative in any fiscal year, the amount added in the subsequent fiscal year shall be zero.

2.             Truth of Representations and Warranties; No Defaults.  Borrower hereby represents and warrants that the following are true and correct as of the date of this Change in Terms:

(a)           After giving effect to that certain letter agreement dated of even date herewith by and among Borrower (herein, the “Waiver”), the Guarantors and Agent and the waiver provided therein, the representations and warranties of Borrower and the Guarantors contained in the Loan Documents to which each is a party are true and correct on and as of the date of this Change in Terms as if made on and as of such date, unless stated to relate to a specific earlier date;

(b)           No event or condition exists which constitutes a breach, Default or Unmatured Default under the Loan Documents;

(c)           All financial information heretofore provided to Agent and/or the Lenders in connection with the indebtedness made pursuant to the Loan Documents is true, accurate and complete in all material respects;

(d)           Neither this Change in Terms nor any other document, certificate or written statement furnished to Agent and/or the Lenders in connection with the indebtedness evidenced and secured by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading;

(e)           Borrower and the Guarantors have full power and authority (i) to execute, deliver and perform, or to acknowledge and agree to the terms and provisions of, this Change in Terms, as applicable, and (ii) to incur the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate or limited liability company action, as applicable;

(f)            No consent, waiver or authorization of, or filing with, any person or any governmental authority is required to be made or obtained by Borrower or the Guarantors in connection with the borrowings under the Loan Documents, or the execution, delivery, performance, validity or enforceability of this Change in Terms;

(g)           This Change in Terms and the Loan Documents constitute the legal, valid and binding obligation of Borrower and the Guarantors enforceable against them in accordance with the terms hereof and thereof, as applicable; and

(h)           The execution and delivery by Borrower and the Guarantors of this Change in Terms and the performance by Borrower and the Guarantors of the Loan Documents to which each is a party, as modified by this Change in Terms and by the Waiver: (i) do not and will not violate any law or regulation; (ii) do not and will not violate any order, decree or judgment by which Borrower or the Guarantors, as applicable, are bound; (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or other contractual obligation to which Borrower or any of the Guarantors is a party, or by which Borrower’s or any of the Guarantors’ properties are bound; and (iv) do not and will not result in the creation or imposition of any lien upon any property or assets of Borrower or any of the Guarantors.

3.             Ratification of Loan Documents.  This Change in Terms constitutes only a modification of the Credit Agreement and the other Loan Documents and Borrower hereby acknowledges, ratifies and confirms all of the provisions thereof, except as herein expressly modified, including provision for the acceleration of the maturity of the Loans, and for the enforcement by Agent and/or the Lenders of all remedies any of them may have according to law.  In addition, Borrower acknowledges, ratifies and confirms any and all security interests previously granted in connection with the Loans as continuing in full force and effect.

4.             No Course of Dealing; Waiver.  Borrower expressly acknowledges and agrees that the execution of this Change in Terms shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Agent and/or the Lenders in the Loan Documents, or as provided by law, except to the extent expressly provided herein.  No previous modification, extension or compromise entered into with respect to any indebtedness of Borrower to Agent and/or the Lenders shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future modification, extension or compromise, whether or not the same was in writing.  No past, present or future delay on the part of Agent and/or any Lender in exercising any right, power or remedy shall operate as a waiver thereof, or otherwise prejudice Agent’s or any Lender’s rights, powers or remedies.

5.             Promise to Pay.  Borrower hereby covenants and promises to pay to the order of Agent, the unpaid principal balance of the Loans, together with interest as provided in the Credit Agreement and the other Loan Documents, and hereby promises to perform all of the covenants, conditions, stipulations and agreements as contained in the Loan Documents and in any other document or instrument executed in connection therewith or referencing the same (as modified by this Change in Terms).

6.             Setoffs, Claims and Defenses.  Borrower hereby certifies that, as of the date hereof, it has no setoffs, counter-claims or other defenses of any nature whatsoever to the payment of any part of the obligations owed to Agent and/or any Lender as of the date of execution of this Change in Terms.

7.             Governing Law.  This Change in Terms shall be interpreted and construed in accordance with and governed by the laws of the State of Ohio (without respect to conflict of law principles).  Further, the parties hereto intend that this Change in Terms shall be in compliance with all applicable laws and shall be enforceable in accordance with its terms.  If any provision of this Change in Terms shall be illegal or unenforceable with respect to the Loan Documents, such provision shall be deemed cancelled to the extent necessary, but the remaining provisions shall not be affected hereby.

8.             Further Assurances.  Borrower and the Guarantors further agree to execute and deliver any and all further documents and to take any and all other steps or actions reasonably deemed necessary by Agent to effectuate this Change in Terms.

9.             Affirmation of Other Obligors.  Upon the request of Agent, Borrower shall obtain the acknowledgment and acceptance by each other party obligated in any way with respect to the Loans or otherwise in connection with the credit extended pursuant to the Credit Agreement, including, without limitation, the Guarantors and any other guarantor, co-borrower, pledgor or other accommodation party or party granting collateral security for the Loans and other obligations under the Loan Documents and otherwise, that the obligations and agreements of each such party to the Lenders and/or the Agent under the Loan Documents, as applicable, or otherwise, shall continue in full force and effect with respect to the indebtedness evidenced and secured by the Loan Documents, irrespective of any modification made in this Change in Terms, which acknowledgement and acceptance shall be in a writing executed by each such party and satisfactory to Agent.

10.           Acknowledgment by Lenders.  This Change in Terms shall only be effective upon the acknowledgment, consent and acceptance by the Required Lenders, which acknowledgement, consent and acceptance shall be evidenced by execution of this Change in Terms by Lenders constituting the Required Lenders.

11.           Successors and Assigns.  This Change in Terms shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of Agent and its successors and assigns.

12.           Costs and Expenses.  Borrower also agrees to reimburse Agent for all costs and expenses incurred in the preparation, execution and delivery of this Change in Terms, including reasonable attorneys’ fees.

13.           Titles and Headings.  The titles and headings herein are intended to promote convenience and are not a part of this Change in Terms for purposes of interpreting and applying the provisions hereof.

14.           Counterparts.  This Change in Terms may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Change in Terms by signing any such counterpart.  This Change in Terms shall be effective when it has been executed by Borrower, Agent, the Required Lenders and the Guarantors.

15.           WAIVER OF JURY TRIAL.  BORROWER AND AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS CHANGE IN TERMS OR ANY OF THE LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

16.           Confession of Judgment.  Borrower hereby irrevocably authorizes any attorney-at-law, including any attorney-at-law employed or retained by Agent to appear for it in any action on this Change in Terms or any of the Loan Documents at any time after the same becomes due as herein or therein provided in any court of record situated in the county where this warrant was signed (being Franklin County, Ohio), or in the county where Borrower then resides or can be found, to waive the issuing and service of process, and confess a judgment in favor of the holder of this Change in Terms and any such Loan Documents against Borrower, for the amount that may then be due, with interest at the rate(s) provided for herein, together with the costs of suit, and to waive and release all errors in said proceedings and the right to appeal from the judgment rendered.  Borrower consents to the jurisdiction and venue of such court.  Borrower waives any conflict of interest that any attorney-at-law employed or retained by Agent may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

IN WITNESS WHEREOF, Borrower and Agent have caused this Change in Terms to be executed effective as of the day and year first above written.

BORROWER:
AirNet Systems, Inc., an
Ohio corporation

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, Chief Executive Officer

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

AGENT:
The Huntington National Bank,
a national banking association, as Agent

By:	/s/ Steven P. Clemens
Steven P. Clemens, Vice President

ACKNOWLEDGMENT OF LENDERS

The undersigned Lenders hereby acknowledge, consent to, and accept all of the provisions of the foregoing Change in Terms.

The Huntington National Bank,
an national banking association

By:	/s/ John M. Luehmann
John M. Luehmann, Vice President

Bank One, N.A. (Main Office Columbus)
an national banking association

By:	/s/ Warren Bebinger
Warren Bebinger, First Vice President

ACKNOWLEDGMENT OF GUARANTORS

The undersigned Guarantors hereby acknowledge, accept and agree to each of the provisions of the foregoing Change in Terms and ratify and confirm that all of the provisions of the Loan Documents to which each such Guarantor is a party, including, without limitation, the Subsidiary Guaranty, the Fast Forward Guaranty, the Timexpress Guaranty, as applicable, and the Security Agreements, and all obligations and liabilities of each such Guarantor in favor of Agent and/or the Lenders thereunder and otherwise, and all liens, security and other interests granted thereby, shall continue and remain in full force and effect, irrespective of any provision of the above Change in Terms, the Waiver, or any other or future modification of the Loan Documents or the terms of the credit extended, evidenced and secured thereby.

GUARANTORS:

Jetride, Inc., an
Ohio corporation

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, President

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Float Control, Inc., a
Michigan corporation

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, President

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

AirNet Management, Inc., an
Ohio corporation

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, President

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Fast Forward Solutions, LLC, an
Ohio limited liability company

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, President

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

timexpress.com, inc. an
Ohio corporation

By:	/s/ Joel E. Biggerstaff
Joel E. Biggerstaff, President